UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2016

CARBON SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-54817	20-5451302
(Commission File Number)	(I.R.S. Employer Identification No.)

5511C Ekwill Street, Santa Barbara, California	93111
(Address of principal executive offices)	(Zip Code)

(805) 456-7000
(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_]    Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

SECTION 5.  CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective March 7, 2016, Carbon Sciences, Inc., a Nevada corporation (the "Company") appointed Christopher S. Kelly as a new director and the new chief executive officer of the Company.  William E. Beifuss, Inc. simultaneously resigned as the chief executive officer of the Company and was then reconfirmed as the existing president of the Company.  The following is biographical information for Mr. Kelly:

Christopher S. Kelly – Director and Chief Executive Officer.  Mr. Kelly was appointed to serve as Chief Executive Officer and a director of the Company effective March 7, 2016.  Mr. Kelly is an experienced business executive with experience in the mergers and acquisitions field.  From September 2014 until joining the Company, Mr. Kelly served as Chief Operating Officer of Esperer Holdings/Butler America, a private equity acquisition and management company, where he managed all aspects of the purchase and transition of numerous private equity acquisitions in a broad variety of industries.  From July 2009 to September 2014, Mr. Kelly served as Vice President of Construction and Head of Business Development of MJB Construction, an oil and gas construction firm.  Mr. Kelly holds a Juris Doctor degree from University of Denver Sturm College of Law and a Bachelor of Arts Degree in History with a minor in Business Management from Brigham Young University.

Commencing on March 7, 2016, Mr. Kelly is serving as the chief executive officer of the Company on an "at-will", full-time basis.  Mr. Kelly's base salary is $18,333.33 per month, equivalent to an annual salary of $220,000.  He is entitled to participate in all benefits that the Company has or will implement, including covering all of Mr. Kelly's health insurance premiums.  Mr. Kelly executed the Company's standard Employment Confidentiality and Inventions Agreement.

In a separate transaction with an unaffiliated shareholder of  the Company's Series B Preferred Stock (the "Preferred Stock"), Mr. Kelly purchased an option to buy up to 2,700 shares of Preferred Stock from the holder having an aggregate face amount of up to $270,000.  Mr. Kelly paid $2,700 to the holder for the option.  Mr. Kelly is eligible to exercise the option according to the following criteria:

Eligible Option Parts (Face Amount)	Company Fundament Event
1,350 shares of Preferred Stock ($135,000.00)
The Company's consolidated gross revenue, calculated in accordance with generally accepted accounting principles, consistently applied, equals or exceeds $10,000,000 for the trailing twelve-month period as reported in the Company's quarterly or annual financial statements.

1,350 shares of Preferred Stock ($135,000.00)
The Company's consolidated EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), calculated in accordance with generally accepted accounting principles, consistently applied, equals or exceeds $1,000,000 for the trailing twelve-month period as reported in the Company's quarterly or annual financial statements.

After a Company Fundamental Event(s) has occurred, then Mr. Kelly may exercise the Eligible Option Part(s), after the occurrence of either of the following liquidity events (the "Liquidity Events"):

(a) If the Company is acquired in a transaction valued in excess of $10 million, then Mr. Kelly may exercise the Eligible Option Part(s), shall convert the underlying Preferred Stock into shares of the Company's Common Stock, and shall tender the shares in exchange for the consideration offered to the Company's common stockholders; or

(b) If the shares of the Company's Common Stock are uplisted to a national securities exchange, then twelve (12) months after the uplisting, Mr. Kelly may exercise the Eligible Option Part(s) and, in his sole discretion, convert the underlying Series B Preferred Stock into shares of the Company's Common Stock. Mr. Kelly's sale of such shares of the Company's Common Stock is limited to the following every ninety (90) days:

(i)
1% of the shares of the Company's Common Stock outstanding as shown by the most recent report or statement published by the Company if the shares of the Company's Common Stock are subsequently delisted and quoted on the over-the-counter market, including the OTCQB, or

(ii)
The average weekly reported volume of trading in the shares of the Company's Common Stock on a national securities exchange during the previous four calendar weeks, if the shares of the Company's Common Stock are traded on a national securities exchange.

For the purpose of the option agreement, a "national securities exchange" is the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the NYSE MKT or the NYSE and any successor to them.

Mr. Kelly forfeits all rights to exercise any remaining Eligible Option Part(s) immediately after the occurrence of the acquisition event described above, or twenty-four (24) months after the above described uplist.

The exercise price for each share of Series B Preferred Stock for which the option is exercised is $100.

If Mr. Kelly ceases to provide any services to the Company as officer, director, employee or consultant, for any reason before the occurrence of any Company Fundamental Event, then the Eligible Option Part(s) associated with Company Fundamental Events that have not occurred as of the date of such cessation of services shall immediately be forfeited as of the date of such cessation of services.  The Eligible Option Part(s) associated with any Company Fundamental Event that occurred prior to the date that Mr. Kelly ceases to provide any services to the Company will continue to be available for Mr. Kelly to exercise until forfeiture occurs.
During the term of the option agreement, the current holder will have the sole right to negotiate with the Company (i) to amend the Series B Preferred Stock to fix an absolute conversion price, or (ii) to amend the Series B Preferred Stock in any manner in the current holder's best interests.
During the term of the option agreement, the current holder agrees not to hypothecate, assign, sell, convert, redeem or otherwise dispose of the face amount or accruing dividend, if any, of the Series B Preferred Stock held by it, or take any enforcement action with respect to the Series B Preferred Stock that corresponds to the Eligible Option Part(s), without the express prior written approval of Mr. Kelly; provided, however, that the current holder may accept payments of accrued dividends, if any, from the Company.

As a potential owner of a portion of the Series B Preferred Stock, Mr. Kelly is subject to all of the same limitations on conversions contained in Section 3(e) of the Certificate of Designation for the Series B Preferred Stock; provided, that Mr. Kelly is not, and unless otherwise required by law, shall not be deemed to be an affiliate of the current holder of the Series B Preferred Stock, nor are the current holder and Mr. Kelly acting as a "group", as defined under Rule 13(d) of the Securities Exchange Act of 1934, as amended, and Schedules 13D and 13G promulgated thereunder.

Mr. Kelly agrees in connection with any registration of the Company's securities that, upon the request of the Company or the underwriters managing any public offering of the Company's securities, Mr. Kelly will not sell or otherwise dispose of any securities received from the conversion of the Series B Preferred Stock, without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) after the effective date of such registration requested by such underwriters and subject to all restrictions as the Company or the underwriters may specify.

SECTION 9. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d)            Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CARBON SCIENCES, INC.
(Registrant)

Date: March 7, 2016

/s/ William E. Beifuss, Jr.
William E. Beifuss, Jr., Chief Executive Officer